Exhibit 99.1

GREEN BRICK PARTNERS, INC. REPORTS SECOND QUARTER RESULTS
AND CLOSES $75 MILLION OF 4.00% SENIOR NOTES

EPS OF $0.29 PER SHARE
19.8% INCREASE IN RESIDENTIAL UNITS REVENUE
17.1% INCREASE IN NEW HOME ORDERS
RECORD QUARTERLY BACKLOG AND RESIDENTIAL UNITS REVENUE
EXPECTING 21% COMMUNITY GROWTH

PLANO, Texas, August 8, 2019 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported results for its second quarter ended June 30, 2019.

Results for the Second Quarter Ended June 30, 2019:

•
Basic net income attributable to Green Brick per common share (“EPS”) for the three months ended June 30, 2019 was $0.29, which equals the record quarterly earnings of $0.29 for the three months ended June 30, 2018.

•
For the three months ended June 30, 2019, total revenue was $183.5 million, a record for any second quarter and an increase of 16.7%, compared to $157.3 million for the three months ended June 30, 2018; gross profit was $40.3 million, a decrease of 1.9%, compared to $41.1 million for the three months ended June 30, 2018; and net income attributable to Green Brick was $14.5 million, a decrease of 2.8%, compared to $14.9 million for the three months ended June 30, 2018.

•
Residential units revenue for the three months ended June 30, 2019 was $175.1 million, a record for any quarter and an increase of 19.8%, compared to $146.2 million for the three months ended June 30, 2018. Land and lots revenue for the three months ended June 30, 2019 was $8.5 million, a decrease of 24.1%, compared to $11.1 million for the three months ended June 30, 2018.

•	The dollar value of backlog units as of June 30, 2019 was $331.3 million, a record for any quarter and an increase of 5.4% compared to $314.2 million as of June 30, 2018.

•	Average active selling communities increased from 62 communities as of June 30, 2018 to 77 communities as of June 30, 2019, an increase of 24.2%.

•	Homes under construction increased to 1,214 as of June 30, 2019, a record for any quarter and a 22.9% increase compared to 988 as of June 30, 2018.

Results for the Six Months Ended June 30, 2019:

•	Basic net income attributable to Green Brick per common share (“EPS”) for the six months ended June 30, 2019 was $0.53, an increase of 1.9% compared to $0.52 for the six months ended June 30, 2018.

•
For the six months ended June 30, 2019, total revenue was $352.1 million, an increase of 22.9%, compared to $286.5 million for the six months ended June 30, 2018; gross profit was $75.6 million, an increase of 2.6%, compared to $73.7 million for the six months ended June 30, 2018; and net income attributable to Green Brick was $27.1 million, an increase of 3.8%, compared to $26.1 million for the six months ended June 30, 2018.

•
Residential units revenue for the six months ended June 30, 2019 was $336.6 million, a record for any six-month period and an increase of 25.9%, compared to $267.4 million for the six months ended June 30, 2018. Land and lots revenue for the six months ended June 30, 2019 was $15.5 million, a decrease of 18.6%, compared to $19.0 million for the six months ended June 30, 2018.

“Our second quarter performance was highlighted by backlog of $331.3 million and residential units revenue of $175.1 million, which are both records for any quarter of our existence. Our adjusted homebuilding gross margin increased 180 basis points to 23.3% in the second quarter of 2019 from 21.5% in the first quarter of 2019”, said Jim Brickman, CEO of Green Brick Partners, Inc. “We expect earnings growth to inflect positively starting in the third quarter of 2019 on a year over year basis. The Company now controls over 1,600 homesites for Trophy Signature Homes, our entry-level platform; as a result, we expect Trophy to significantly contribute to 2020 earnings”, continued Mr. Brickman. “Further, we believe that we will grow from 76 communities on January 1, 2019 to 92 communities by either the end of this year or the end of the first quarter of 2020, subject to weather. This 21% community growth is being accomplished while maintaining a very conservative balance sheet with net debt to total capital of only 28.7% as of June 30, 2019”.

“We are excited to announce that we have established a relationship with one of the largest and most reputable institutions in the world to help fund our future growth. On August 8, 2019, we privately issued $75.0 million of senior unsecured notes due in 2026 to Prudential Private Capital. Our superior credit metrics allowed us to price 7-year notes at a fixed rate at 4.00%. This rate is only slightly higher than the long-term rates paid by the lower-leveraged large-cap builders and lower than comparable long-term rates paid by all small-cap and all mid-cap builders”, said Rick Costello, CFO of Green Brick Partners, Inc.

Earnings Conference Call:
We will host our earnings conference call to discuss our second quarter ended June 30, 2019 at 12:00 p.m. Eastern Time on Friday, August 9, 2019. The call can be accessed by dialing 800-374-0137 for domestic participants or 904-685-8013 for international participants. Participants should reference conference ID code 2497668. A replay of the call will be available from approximately 3:30 p.m. Eastern Time on August 9, 2019 through 11:59 p.m. Eastern Time on August 16, 2019. To access the replay, the domestic dial-in number is 855-859-2056, the international dial-in number is 404-537-3406 and the conference ID code is 2497668.

Reconciliation of Non-GAAP Financial Measures:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reclassifications:
Beginning in the first quarter of 2019, the Company reclassified its sales commission expenses from cost of residential units to selling, general and administrative expense in the condensed consolidated statements of income in order to be more comparable with a majority of its peers. There was no impact to net income from the reclassification in any period. Following this reclassification, the Company’s adjusted homebuilding gross margin was 23.3% and 22.4% for the three and six months ended June 30, 2019, respectively. Sales commission expenses represented 4.2% and 4.1% of the residential units revenue for the three and six months ended June 30, 2019, respectively.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Residential units revenue	$175,054	$146,180	$336,642	$267,444
Land and lots revenue	8,452	11,132	15,492	19,031
Total revenues	183,506	157,312	352,134	286,475
Cost of residential units	136,592	108,165	264,420	198,068
Cost of land and lots	6,633	8,076	12,067	14,702
Total cost of revenues	143,225	116,241	276,487	212,770
Total gross profit	40,281	41,071	75,647	73,705
Selling, general and administrative expense	22,494	20,018	46,026	38,147
Change in fair value of contingent consideration	(197)	—	257	—
Operating profit	17,984	21,053	29,364	35,558
Equity in income of unconsolidated entities	2,697	2,279	4,543	3,815
Other income, net	775	898	2,868	1,468
Income before income taxes	21,456	24,230	36,775	40,841
Income tax expense	5,332	5,235	9,160	8,607
Net income	16,124	18,995	27,615	32,234
Less: Net income attributable to noncontrolling interests	1,664	4,126	550	6,162
Net income attributable to Green Brick Partners, Inc.	$14,460	$14,869	$27,065	$26,072

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.29	$0.29	$0.53	$0.52
Diluted	$0.29	$0.29	$0.53	$0.51
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,655	50,664	50,609	50,620
Diluted	50,724	50,783	50,665	50,751

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Cash	$34,383	$38,315
Restricted cash	4,469	3,440
Receivables	5,009	4,842
Inventory	719,878	668,961
Investment in unconsolidated entities	23,139	20,269
Right-of-use assets - operating leases	3,727	—
Property and equipment, net	4,261	4,690
Earnest money deposits	12,911	16,793
Deferred income tax assets, net	15,943	16,499
Intangible assets, net	750	856
Goodwill	680	680
Other assets	7,811	8,681
Total assets	$832,961	$784,026
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$25,422	$26,091
Accrued expenses	27,783	29,201
Customer and builder deposits	31,578	31,978
Lease liabilities - operating leases	3,751	—
Borrowings on lines of credit, net	232,657	200,386
Contingent consideration	618	2,207
Total liabilities	321,809	289,863
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	12,509	8,531
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 50,879,949 and 50,719,884 issued and 50,696,011 and 50,583,128 outstanding as of June 30, 2019 and December 31, 2018, respectively	509	507
Treasury stock, at cost, 183,938 and 136,756 shares as of June 30, 2019 and December 31, 2018, respectively	(1,369)	(981)
Additional paid-in capital	289,739	291,299
Retained earnings	204,591	177,526
Total Green Brick Partners, Inc. stockholders’ equity	493,470	468,351
Noncontrolling interests	5,173	17,281
Total equity	498,643	485,632
Total liabilities and equity	$832,961	$784,026

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change	%	2019	2018	Change	%
Home closings revenue	$172,490	$143,878	$28,612	19.9%	$331,723	$264,244	$67,479	25.5%
Mechanic’s lien contracts revenue	2,564	2,302	262	11.4%	4,919	3,200	1,719	53.7%
Residential units revenue	$175,054	$146,180	$28,874	19.8%	336,642	267,444	69,198	25.9%
New homes delivered	394	327	67	20.5%	762	594	168	28.3%
Average sales price of homes delivered	$437.8	$440.0	$(2.2)	(0.5)%	$435.3	$444.9	$(9.6)	(2.2)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change	%	2019	2018	Change	%
Lots revenue	$8,452	$8,453	$(1)	—%	$15,482	$15,202	$280	1.8%
Land revenue	—	2,679	(2,679)	(100.0)%	10	3,829	(3,819)	(99.7)%
Land and lots revenue	$8,452	$11,132	$(2,680)	(24.1)%	15,492	19,031	(3,539)	(18.6)%
Lots closed	58	53	5	9.4%	105	101	4	4.0%
Average sales price of lots closed	$145.7	$159.5	$(13.8)	(8.6)%	$147.4	$150.5	$(3.1)	(2.0)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change	%	2019	2018	Change	%
Net new home orders	453	387	66	17.1%	898	821	77	9.4%
Cancellation rate	13.7%	12.6%	1.1%	8.7%	14.1%	11.4%	2.7%	23.7%
Absorption rate per active selling community	5.9	6.2	(0.3)	(4.8)%	11.8	13.2	(1.4)	(10.6)%
Average active selling communities	77	62	15	24.2%	76	62	14	22.6%
Active selling communities at end of period	75	69	6	8.7%	75	69	6	8.7%
Backlog	$331,259	$314,177	$17,082	5.4%
Backlog (units)	717	700	17	2.4%
Average sales price of backlog	$462.0	$448.8	$13.2	2.9%

	June 30, 2019	December 31, 2018
Lots owned
Central	4,250	4,447
Southeast	1,877	1,788
Total lots owned	6,127	6,235
Lots controlled
Central	1,528	853
Southeast	1,522	990
Total lots controlled	3,050	1,843
Total lots owned and controlled (1)	9,177	8,078
Percentage of lots owned	66.8%	77.2%

(1)	Total lots excludes lots with homes under construction.

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted pre-tax income for the three and six months ended June 30, 2019 and 2018, which represents net income attributable to Green Brick for the period, excluding the provision for income taxes attributable to Green Brick and one-time transaction expenses related to a public secondary offering of the Company’s shares in 2018.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to Green Brick	$14,460	$14,869	$27,065	$26,072
Income tax expense attributable to Green Brick	5,216	5,149	9,010	8,484
Transaction expenses	—	705	—	827
Adjusted pre-tax income attributable to Green Brick	$19,676	$20,723	$36,075	$35,383

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and six months ended June 30, 2019 and 2018 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Residential units revenue	$175,054	$146,180	$336,642	$267,444
Less: Mechanic’s lien contracts revenue	(2,564)	(2,302)	(4,919)	(3,200)
Home closings revenue	$172,490	$143,878	$331,723	$264,244
Homebuilding gross margin	$37,849	$37,563	$70,999	$68,786
Add back: Capitalized interest charged to cost of revenues	2,333	852	3,340	1,611
Adjusted homebuilding gross margin	$40,182	$38,415	$74,339	$70,397
Adjusted homebuilding gross margin percentage	23.3%	26.7%	22.4%	26.6%

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns a controlling interest in five homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Centre Living Homes, and Trophy Signature Homes), as well as a homebuilder in Atlanta, Georgia (The Providence Group) and a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, and Green Brick Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities. For more information about Green Brick’s homebuilding partners and financial services platforms, please visit https://greenbrickpartners.com/team-builders/.

Forward-Looking and Cautionary Statements:
Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “predicts,” “potential,” “expects,” “future,” “positioned,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances, as of the date of this press release. All such forward-looking statements involve estimates and assumptions that are subject to factors that could cause actual results to differ materially from the results expressed in the statements, and you should not place undue reliance on any such forward-looking statements. Among the factors that could cause actual results to differ materially are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; the failure to recruit, retain and develop highly skilled and competent employees; management and integration of acquisitions; labor and raw material shortages; an inability to acquire land for reasonable prices; an inability to develop and sell communities; government regulation risks; mortgage financing availability and volatility; severe weather or natural disasters; difficulty in obtaining sufficient capital; poor relations with community residents; and our debt and related service obligations. Additional factors that could cause actual results to differ are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Green Brick undertakes no obligation to update any forward-looking statement except as required by law.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755